Execution Version

AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Registration Rights Agreement, dated as of October 14, 2015 (the “Agreement”), by and between Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership”), and Stonepeak Catarina Holdings LLC, a Delaware limited liability company (“Stonepeak” and, together with the Partnership, the “Parties”), is entered into effective as of January 25, 2017 (the “Effective Date”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Parties entered into the Agreement on October 14, 2015;

WHEREAS, substantially concurrently with the Effective Date, in order to reflect certain agreements between the Parties regarding certain adjustments to the Class B Preferred Unit Price (as such term is defined in the Partnership Agreement (as defined below), as amended by the LPA Amendment (as defined below)) and to the number of Class B Preferred Units held by Stonepeak (such agreements, the “Agreed Adjustments”), (i) the Parties have entered, or will have entered, into a Settlement Agreement and Release and (ii) the General Partner has amended, or will have amended, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) with Amendment No. 1 to the Partnership Agreement (the “LPA Amendment”);

WHEREAS, pursuant to Section 3.12 of the Agreement, the Agreement may be amended by means of a written amendment signed by the Partnership and Stonepeak;

WHEREAS, the Partnership and Stonepeak now desire to amend the Agreement to reflect the Agreed Adjustments;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Parties do hereby amend the Agreement as follows:

A. Amendments. The Partnership Agreement is hereby amended as follows:
1. The definition of “Preferred Units” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Preferred Units” means Class B Preferred Units (including PIK Units) representing limited partner interests of the Partnership, as described in the Amended Partnership Agreement and issued to the Stonepeak Holder or any of its Affiliates pursuant to any of (i) the Preferred Unit Purchase Agreement, (ii) the Amended Partnership Agreement, (iii) the Settlement Agreement or (iv) the December Issuance.

2. The definition of “Registrable Securities” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

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“Registrable Securities” means (i) the Common Units issued or issuable upon the conversion of any Preferred Units, (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement and (iii) until such time as the applicable Purchaser owns less than an aggregate of 20% of the Common Units, any other Common Unit issued to or acquired by the Purchasers after the date hereof.

3. Section 1.01 of the Agreement is hereby amended such that it includes the following additional definitions:

“December Issuance” means the issuance by the Partnership of 9,851,996 Class B Preferred Units to Stonepeak on December 6, 2016.

“Settlement Agreement” means that certain Settlement Agreement and Release by and between the Stonepeak Holder and the Partnership dated as of January 25, 2017.

B. Agreement in Effect; Entire Agreement.  Except as hereby amended, the Agreement shall remain in full force and effect. Except as expressly provided herein or in the Agreement, this Amendment shall not release, waive or excuse, and each Party shall remain responsible and liable for, such Party’s respective rights and obligations (or breach thereof) under the Agreement, as amended by this Amendment, arising prior to, on or after the date hereof.  All references to the Agreement in any document, instrument, agreement or writing delivered pursuant to the Agreement (as amended hereby) shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

C. Governing Law.  THIS AGREEMENT, INCLUDING ALL ISSUES AND QUESTIONS CONCERNING ITS APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

D. Severability.  Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

E. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, it being understood that each of the Parties need not sign the same counterpart. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the Effective Date.

PARTNERSHIP:

SANCHEZ PRODUCTION PARTNERS LP
By: Sanchez Production Partners GP LLC, its general partner

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

STONEPEAK:

STONEPEAK CATARINA HOLDINGS LLC

By: STONEPEAK CATARINA UPPER HOLDINGS , its managing member

By: STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member

By: STONEPEAK ASSOCIATES LLC, its general partner

By: STONEPEAK GP HOLDINGS LP, its sole member

By: STONEPEAK GP INVESTORS LLC, its general partner

By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Co-Founder and Senior Managing Director